Filed Pursuant to Rule 424(b)(5)
Registration No. 333-217889

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT (Subject to Completion)	Dated July 17, 2017
(To Prospectus dated June 29, 2017)

10,000,000 Shares

Common Stock

We are offering 10,000,000 shares of our common stock. Our common stock is listed for trading on the NASDAQ Capital Market under the symbol “CBAY.” On July 14, 2017, the last reported sale price of our common stock on the NASDAQ Capital Market was $5.65 per share.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 7 of the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to CymaBay	$	$

(1)	See “Underwriting” beginning on page S-12 of this prospectus supplement for more information regarding underwriting discounts and commissions.

The underwriters may also purchase up to an additional 1,500,000 shares from us at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement.

The underwriters expect to deliver the shares against payment in New York, New York on                           , 2017.

Joint Book-Running Managers

Leerink Partners	Piper Jaffray	Cantor Fitzgerald & Co.

                    , 2017

PROSPECTUS SUPPLEMENT

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated June 29, 2017, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the underwriters have not, authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You also should read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

This prospectus supplement and the accompanying prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly

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available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “CymaBay” the “Company,” the “Registrant,” “us,” “we” and “our” are to CymaBay Therapeutics, Inc., a Delaware corporation.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including “Risk Factors” beginning on page S-5 in this prospectus supplement and incorporated by reference from our most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, before making an investment decision.

Company Overview

We are a clinical-stage biopharmaceutical company focused on developing and providing access to innovative therapies for patients with liver and other chronic diseases with high unmet medical need. We are currently developing seladelpar for the treatment of primary biliary cholangitis (PBC), an autoimmune disease that causes progressive destruction of the bile ducts in the liver. Seladelpar is a potent and selective agonist of PPARd, a nuclear receptor that regulates genes involved in bile acid/sterol, lipid and glucose metabolism and inflammation. In July 2017, we announced positive interim results from an ongoing low-dose Phase 2 study of seladelpar in patients with PBC. In the first part of the study, patients with an inadequate response to ursodeoxycholic acid (UDCA), as characterized by a persistent elevation in alkaline phosphatase (AP), or who were intolerant to UDCA, received either 5 mg or 10 mg of seladelpar once-daily. A planned interim analysis of these two dose groups demonstrated after 12 weeks of treatment a significant AP reduction from baseline of 39% and 45% for the 5 mg and 10 mg groups, respectively. On seladelpar treatment, 45% of patients in the 5 mg and 82% of patients in the 10 mg dose groups, had AP values < 1.67 times the upper limit of normal (ULN). AP is a recognized biomarker of cholestasis, and reaching a level of < 1.67 ULN after one year of treatment is the key component in the composite endpoint used for regulatory approval. In addition to the reduction in AP, patients in both dose groups experienced decreases in other liver markers of cholestasis including gamma glutamyl transferase and total bilirubin. Seladelpar also improved metabolic and inflammatory markers with patients experiencing decreases in low-density lipoprotein-C and high sensitivity C-reactive protein. There were no serious adverse events and no safety transaminase signal was observed at either dose. Instead, mean transaminase levels decreased over the course of treatment, further supporting seladelpar’s anti-inflammatory activity. Consistent with prior studies, there was no signal for drug-induced pruritus. After sharing preliminary results from the study, the U.S. Food and Drug Administration (FDA) has agreed to allow continuation of seladelpar treatment beyond six months for the 5 mg and 10 mg doses. We are currently planning to start a Phase 3 study of seladelpar in patients with PBC in the second half of 2018.

In November 2016, the FDA granted orphan drug designation to seladelpar for the treatment of PBC. In October 2016, seladelpar received European Medicines Agency (EMA) PRIority MEdicines (PRIME) designation for the treatment of PBC.

We believe that seladelpar could also have utility in the treatment of nonalcoholic steatohepatitis (NASH). As presented at the AASLD 2016 Liver Meeting (Haczeyni, F., et al, Hepatology, 64 (1 SUPPL) Abstract 245), seladelpar was found to reverse NASH pathology, decrease fibrosis, inflammation, hepatic lipids and reverse insulin resistance in the foz/foz mouse which is a diabetic obese model of NASH. In May 2017, the FDA agreed to allow dosing of seladelpar for patients with NASH beyond six months. We continue to evaluate the opportunity to develop seladelpar in NASH.

Arhalofenate, is being developed for the treatment of gout. Arhalofenate has been studied in five Phase 2 clinical trials in patients with gout and consistently demonstrated the ability to reduce gout flares and reduce serum uric acid (sUA). Gout flares are recurring and painful episodes of joint inflammation that are triggered by the presence of monosodium urate crystals that form as a result of elevated sUA levels. We believe the potential for arhalofenate to prevent or reduce flares while also lowering sUA could differentiate it from currently available treatments for gout and classify it as the first potential drug in what we believe could be a new class of gout therapy referred to as Urate Lowering Anti-Flare Therapy (ULAFT). Arhalofenate has established a favorable safety profile in clinical trials involving over 1,100 patients exposed to date. We have completed end of Phase 2 discussions with the FDA and scientific advice discussions with the EMA. In January 2017, we announced we had entered into an exclusive licensing agreement with Kowa Pharmaceuticals America, Inc. for the development and commercialization of arhalofenate in the U.S. (including all possessions and territories). Under the terms of the agreement, we have received an up-front payment of $5 million, and will receive potential milestone payments of up to $10 million based on the initiation of specific development activities, and are eligible to receive up to an additional $190 million in payments based upon the achievement of specific development, regulatory and sales milestones. We are also eligible to receive tiered, double digit royalties on future sales of arhalofenate products. Kowa will be responsible for all development and commercialization costs. We retain full development and commercialization rights for the rest of the world and intend to partner arhalofenate in geographies outside the U.S. and its possessions and territories.

CymaBay Strategy

Our goal is to become a leading biopharmaceutical company focused on developing and providing access to innovative therapies for patients with liver and other chronic diseases with high unmet medical need. Key elements of our strategy are to:

•	develop seladelpar for patients with primary biliary cholangitis (PBC);

•	develop seladelpar for other chronic liver diseases, including NASH;

•	partner with third-parties for the development and commercialization of arhalofenate outside the U.S. for patients with gout; and

•	strengthen our patent portfolio and other means of protecting exclusivity.

Risks Associated with Our Business

Our business is subject to numerous risks. You should read these risks before you invest in our common stock. In particular, our risks include, but are not limited to, the following:

•	We will need additional capital in the future to sufficiently fund our operations and research;

•	We depend on the success of our product candidates, in particular seladelpar, which is still under clinical development and we may not obtain regulatory approval or successfully commercialize this product candidate;

•	The positive clinical results obtained for our product candidates in prior clinical studies may not be repeated in future clinical studies;

•	We have commenced testing of seladelpar in clinical studies for the indication PBC. If seladelpar does not demonstrate safety or efficacy in the treatment of this indication, or if the benefits of treatment with seladelpar do not outweigh the risks, our ability to successfully develop and commercialize seladelpar may be adversely affected;

•

We are contemplating developing seladelpar as a potential treatment for NASH. Clinical development in NASH is very challenging, it is time consuming and expensive, and recruiting patients is very competitive with many competitors seeking the same patients for their clinical studies in NASH.

Moreover, no drug has yet been approved for NASH and there is uncertainty as to whether approval can be granted, and if even approved, how patients would qualify for treatment, be monitored for response to therapy and if payors will reimburse for a drug to treat NASH;

•	Delays in clinical trials are common and have many causes, and any delay could result in increased costs to us and jeopardize or delay our ability to obtain regulatory approval and commence product sales;

•	We have obtained orphan drug designation for some of the targeted indications for seladelpar but not all possible indications for which we may seek approval and we may not be able to obtain or maintain orphan designation or obtain the benefits associated with orphan drug status, including market exclusivity;

•	Our product candidates may cause adverse effects or have other properties that could delay or prevent their regulatory approval or limit the scope of any approved label or market acceptance;

•	If any product candidate that we successfully develop does not achieve broad market acceptance among physicians, patients, health care payors and the medical community, the revenues that it generates from its sales will be limited; and

•	We are heavily dependent on our partner, Kowa Pharmaceuticals America, Inc., for the successful development, regulatory approval and commercialization of arhalofenate in the United States;

Recent Developments

As of June 30, 2017, we had cash, cash equivalents and marketable securities totaling approximately $16.7 million, and debt totaling approximately $7.5 million.

These are only preliminary estimates based on currently available information and do not present all necessary information for an understanding of our financial condition as of June 30, 2017, or our results of operations for the three months ended June 30, 2017. As we complete our quarter-end financial close process and finalize our second quarter 2017 unaudited financial statements, we will be required to make significant judgments in a number of areas. This financial information has been prepared by and is the responsibility of our management. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to this preliminary financial data and does not express an opinion or any other form of assurance with respect thereto. We expect to complete our unaudited financial statements for the three months ended June 30, 2017, subsequent to the completion of this offering. It is possible that we or our independent registered public accounting firm may identify items that require us to make adjustments to this preliminary financial information and those changes could be material. Accordingly, undue reliance should not be placed on these preliminary estimates. These preliminary estimates are not necessarily indicative of any future period and should be read together with the sections titled “Risk Factors,” and “Special Note Regarding Forward-Looking Statements,” and with our financial statements, related notes and other financial information incorporated by reference in this prospectus.

Corporate Information

CymaBay Therapeutics, Inc., was incorporated under the laws of the State of Delaware on October 5, 1988, originally under the name Transtech Corporation. Our executive offices are located at 7999 Gateway Blvd., Suite 130 Newark, CA 94560. The telephone number at our executive office is (510) 293-8800. Our corporate website address is www.cymabay.com. We do not incorporate the information contained on, or accessible through, our website into this prospectus, and you should not consider it part of this prospectus. Our website address is included in this prospectus supplement as an inactive textual reference only.

The Offering

Common stock offered by CymaBay	10,000,000 shares

Underwriters’ option to purchase additional shares	1,500,000 shares

Common stock to be outstanding after the offering	38,752,451 shares (or 40,252,451 shares if the underwriters exercise their option to purchase additional shares in full)

Use of proceeds

We estimate the net proceeds from this offering to be approximately $52.9 million, based on an assumed public offering price of $5.65 per share, the closing price of our common stock on the NASDAQ Capital Market on July 14, 2017, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to use the net proceeds from this offering to fund ongoing development of seladelpar and for working capital and general corporate purposes. See “Use of Proceeds” on page S-7 of this prospectus supplement.

NASDAQ Capital Market Symbol	“CBAY”

Risk Factors	Investing in our securities involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering.

The number of shares of common stock to be outstanding after the offering is based on the number of shares outstanding as of March 31, 2017. As of that date, we had 28,752,451 shares of common stock outstanding, excluding:

•	3,655,111 shares of common stock underlying options outstanding as of March 31, 2017, at a weighted average exercise price of $4.18 per share;

•	1,667,398 shares of common stock underlying warrants outstanding as of March 31, 2017, at a weighted average exercise price of $5.52 per share;

•	238,745 shares of common stock issuable upon the exercise of outstanding incentive awards at a weighted average exercise price of $5.22 as of March 31, 2017; and

•	735,265 shares of common stock available for future grant under our 2013 Equity Incentive Plan and 2003 Equity Incentive Plan as of March 31, 2017.

Unless we specifically state otherwise, the information in this prospectus supplement assumes that the underwriters in this offering do not exercise their option to purchase up to 1,500,000 additional shares of our common stock within 30 days after the date of this prospectus supplement.

RISK FACTORS

Investing in our common stock involves risks. Before making an investment decision, you should carefully consider the risks described below, as well as the information and financial statements contained in the documents incorporated by reference herein, including the risk factors described in our latest Annual Report on Form 10-K and latest Quarterly Report on Form 10-Q. You should consider these risks in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

If you purchase shares of common stock in this offering, you will experience immediate dilution in your investment. You will experience further dilution if we issue additional equity securities in future fundraising transactions.

Purchasers of common stock in this offering will pay a price per share in this offering that exceeds the net tangible book value per share of our common stock. If you purchase shares of our common stock in this offering you will experience immediate dilution of $4.05 per share, based on an assumed public offering price of $5.65 per share, the closing price of our common stock on the NASDAQ Capital Market on July 14, 2017, representing the difference between the assumed public offering price and our as adjusted net tangible book value per share as of March 31, 2017, after giving effect to this offering. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you purchase common stock in this offering.

In addition, we have a significant number of stock options and warrants outstanding. To the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, you may experience further dilution.

You may experience further dilution if we issue additional equity securities in future fundraising transactions.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Further, the exercise of outstanding stock options and warrants may result in further dilution of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry and involve known and unknown risks, uncertainties and other factors that may cause our company’s or our industry’s results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied in, or contemplated by, the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our expectations with respect to the clinical development of seladelpar, arhalofenate and our other product candidates, our clinical trials and the regulatory approval process;

•	statements regarding the steps, timing and costs of our development programs;

•	any projections of earnings, revenue, sufficiency of cash resources or other financial items;

•	the plans and objectives of management for future operations;

•	the availability of additional financing and access to capital;

•	the formation of a trading market for our common stock;

•	discussions and approvals of regulatory agencies; and

•	the period of time for which we will be able to fund our operations.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading “Risk Factors” contained in this prospectus supplement, in any free writing prospectuses we may authorize for use in connection with this offering, and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q which are incorporated by reference into this prospectus supplement in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 10,000,000 shares of common stock we are offering will be approximately $52.9 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, based on an assumed public offering price of $5.65 per share, the closing price of our common stock on the NASDAQ Capital Market on July 14, 2017. If the underwriters exercise in full their option to purchase additional shares, we estimate that the net proceeds to us will be approximately $60.8 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, based on an assumed public offering price of $5.65 per share, the closing price of our common stock on the NASDAQ Capital Market on July 14, 2017.

Each $0.50 increase (decrease) in the assumed public offering price of $5.65 per share, which was the closing price of our common stock on the NASDAQ Capital Market on July 14, 2017, would increase (decrease) the net proceeds to us from this offering by $4.7 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Each increase (decrease) of 1.0 million shares in the number of shares of common stock offered by us would increase (decrease) the net proceeds to us from this offering by $5.3 million, assuming that the assumed public offering price remains the same, and after deducting underwriting discounts and commissions.

We will retain broad discretion over the use of the net proceeds from this offering. We expect to use the net proceeds from this offering to fund ongoing development of seladelpar and for working capital and general corporate purposes. Pending the use of the net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities.

DILUTION

Our net tangible book value as of March 31, 2017, was approximately $9.2 million, or $0.32 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2017. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering, and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of the 10,000,000 shares of our common stock at the assumed public offering price of $5.65 per share, the closing price of our common stock on the NASDAQ Capital Market on July 14, 2017, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of March 31, 2017, would have been $62.1 million, or $1.60 per share of common stock. This represents an immediate increase in the net tangible book value of $1.28 per share to our existing stockholders and an immediate dilution in net tangible book value of $4.05 per share to new investors. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$5.65
Net tangible book value per share as of March 31, 2017	$0.32
Increase in net tangible book value per share attributable to investors purchasing our common stock in this offering	1.28

As adjusted net tangible book value per share after this offering		1.60

Dilution per share to investors purchasing our common stock in this offering		$4.05

Each $0.50 increase (decrease) in the assumed public offering price of $5.65 per share, the closing price of our common stock on the NASDAQ Capital Market on July 14, 2017, would increase (decrease) our as adjusted net tangible book value per share after this offering by $0.12 per share and the dilution to new investors by $0.38 per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase of 1.0 million shares in the number of shares of common stock offered by us would increase the as adjusted net tangible book value by $0.09 per share and decrease the dilution to new investors by $0.09 per share, assuming the assumed initial public offering price remains the same and after deducting underwriting discounts and commissions. Each decrease of 1.0 million shares in the number of shares of common stock offered by us would decrease the as adjusted net tangible book value by $0.10 per share and increase the dilution to new investors by $0.10 per share, assuming the assumed initial public offering price remains the same and after deducting underwriting discounts and commissions.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of the underwriters’ option to purchase up to an additional 1,500,000 shares within 30 days of the date of this prospectus supplement or the exercise of other outstanding options and warrants having a per share exercise price less than the public offering price per share in this offering. If the underwriters exercise in full their option to purchase additional shares, based upon the assumed public offering price of $5.65 per share, the closing price of our common stock on the NASDAQ Capital Market on July 14, 2017, our net tangible book value on March 31, 2017, after giving effect to this offering, would have been approximately $70.0 million, or approximately $1.74 per share, representing an immediate dilution of $3.91 per share to new investors purchasing shares of common stock in this offering.

The number of shares of common stock outstanding before and after the offering is based on the number of shares outstanding as of March 31, 2017. As of that date, we had 28,752,451 shares of common stock outstanding, excluding:

•	3,655,111 shares of common stock underlying options outstanding as of March 31, 2017, at a weighted average exercise price of $4.18 per share;

•	1,667,398 shares of common stock underlying warrants outstanding as of March 31, 2017, at a weighted average exercise price of $5.52 per share;

•	238,745 shares of common stock issuable upon the exercise of outstanding incentive awards at a weighted average exercise price of $5.22 as of March 31, 2017; and

•	735,265 shares of common stock available for future grant under our 2013 Equity Incentive Plan and 2003 Equity Incentive Plan as of March 31, 2017.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and marketable securities, and capitalization as of March 31, 2017:

•	on an actual basis; and

•	on an as adjusted basis to reflect the sale by us of 10,000,000 shares of our common stock in this offering at the assumed public offering price of $5.65 per share, the closing price of our common stock on the NASDAQ Capital Market on July 14, 2017, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read the data set forth in the table below in conjunction with our financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, which are incorporated by reference into this prospectus supplement.

	As of March 31, 2017
	Actual	As Adjusted (1)
	(unaudited)
	(in thousands, except share data)
Cash, cash equivalents and marketable securities	$23,396	$76,256

Warrant liability	$3,279	$3,279
Facility loan, less current portion	5,362	5,362
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding, actual and as adjusted	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized, 28,752,451 shares issued and outstanding, actual; 38,752,451 shares issued and outstanding as adjusted	3	4
Additional paid-in capital	437,536	490,395
Accumulated other comprehensive loss	(2)	(2)
Accumulated deficit	(428,310)	(428,310)

Total stockholders’ equity	9,227	62,087

Total capitalization	$17,868	$70,728

(1)	Each $0.50 increase (decrease) in the assumed public offering price of $5.65 per share, the closing price of our common stock on the NASDAQ Capital Market on July 14, 2017, would increase (decrease) each of cash, cash equivalents and marketable securities, additional paid-in capital, total stockholders’ equity and total capitalization by $4.7 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. Each increase (decrease) of 1.0 million shares in the number of shares of common stock offered by us would increase (decrease) each of cash, cash, equivalents and marketable securities, additional paid-in capital, total stockholders’ equity and total capitalization by $5.3 million, assuming that the assumed public offering price remains the same, and after deducting the underwriting discounts and commissions. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The number of shares of common stock outstanding before and after the offering is based on the number of shares outstanding as of March 31, 2017. As of that date, we had 28,752,451 shares of common stock outstanding, excluding:

•	3,655,111 shares of common stock underlying options outstanding as of March 31, 2017, at a weighted average exercise price of $4.18 per share;

•	1,667,398 shares of common stock underlying warrants outstanding as of March 31, 2017, at a weighted average exercise price of $5.52 per share;

•	238,745 shares of common stock issuable upon the exercise of outstanding incentive awards at a weighted average exercise price of $5.22 as of March 31, 2017; and

•	735,265 shares of common stock available for future grant under our 2013 Equity Incentive Plan and 2003 Equity Incentive Plan as of March 31, 2017.

UNDERWRITING

Leerink Partners LLC, Piper Jaffray & Co. and Cantor Fitzgerald & Co. are acting as joint book-running managers for this offering and as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Leerink Partners LLC
Piper Jaffray & Co.
Cantor Fitzgerald & Co.

Total	10,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of the shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $         per share. After the initial offering of the shares, the public offering price, concession or any other term of the offering may be changed by the representatives.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of our common stock.

Total
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $250,000.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 1,500,000 additional shares at the public offering price, less the underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for 60 days after the date of this prospectus without first obtaining the written consent of Leerink Partners LLC on behalf of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of Leerink Partners LLC on behalf of the underwriters.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

NASDAQ Capital Market Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “CBAY.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option described above. The underwriters may close out any covered short position by either exercising their option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on The NASDAQ Capital Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LifeSci Advisors, LLC, an affiliate of LifeSci Capital LLC, has been retained by us as an investor relations and corporate communications advisor since May 2015. We currently pay a monthly retainer and reimburse reasonable out-of-pocket expenses incurred in connection with such engagement. LifeSci Capital LLC was registered as a broker-dealer with the Financial Industry Regulatory Authority in June 2014 and its primary function in connection with the offering contemplated hereby is as a financial advisor.

Selling Restrictions

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and each of our and the representatives’ and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member

States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

LEGAL MATTERS

Cooley LLP, Palo Alto, California, will pass upon the validity of the shares of common stock offered hereby. The underwriters are being represented by Goodwin Procter LLP, Menlo Park, California, in connection with the offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement and the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement and the accompanying prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-36500), excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, which was filed on March 23, 2017;

•	Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2017, which was filed on May 11, 2017;

•	our Current Reports on Form 8-K which were filed on January 5, 2017, January 24, 2017, February 3, 2017, March 29, 2017, May 3, 2017, and June 5, 2017;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016, referred to above from our definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with our 2017 Annual Meeting of Stockholders filed with the SEC on April 19, 2017; and

•	the description of our common stock in our registration statement on Form 8-A filed with the SEC on June 16, 2014.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

CymaBay Therapeutics, Inc.

7999 Gateway Blvd., Suite 130

Newark, CA 94560

(510) 293-8800

Attn: Secretary

Prospectus

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer and sell up to an aggregate amount of $100,000,000 of any combination of the securities described in this prospectus, either individually or in combination. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common stock is listed on the NASDAQ Capital Market under the trading symbol “CBAY.” On June 15, 2017, the last reported sale price of our common stock was $4.62 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NASDAQ Capital Market or other securities exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 7 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 29, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $100,000,000 of any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

i

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

CymaBay Therapeutics, Inc.

Overview

We are currently developing seladelpar (MBX-8025) for the treatment of primary biliary cholangitis (PBC), an autoimmune disease that causes progressive destruction of the bile ducts in the liver. Seladelpar is a potent and selective agonist of PPAR, a nuclear receptor that regulates genes important for lipid, bile acid/sterol and glucose metabolism and for inflammation in liver and muscle. In May 2016, we announced results from a Phase 2 clinical study of seladelpar in patients with PBC. The study was intended to enroll approximately 75 patients with PBC who had an inadequate response to ursodiol and randomize them to receive either placebo or seladelpar (either 50 mg or 200 mg) once-daily for 12 weeks. Despite the occurrence of three cases of asymptomatic, reversible transaminase elevations (two in the 200 mg and one in the 50 mg groups), data from 35 patients evaluated for efficacy demonstrated that treatment with seladelpar resulted in statistically significant reductions in the primary endpoint of serum alkaline phosphatase (ALP). The mean decreases from baseline in ALP for the 50 and 200 mg dose groups were 53% and 63%, respectively, vs. 2% for placebo (p < 0.0001 for both). Based on results from a number of published studies, lower levels of ALP have been shown to correlate with a significant reduction in adverse clinical outcomes for PBC patients including liver transplant and/or death. All patients who received seladelpar treatment for 12 weeks (three on 50 mg and two on 200 mg) had their ALP values restored to within the normal range. The study was discontinued early after review of safety and efficacy data demonstrated proof-of-concept for activity on cholestatic biomarkers and had identified the need to reduce the dose in order to optimize for clinical safety and efficacy. In October 2016, seladelpar received European Medicines Agency (EMA) PRIority MEdicines (PRIME) designation for the treatment of PBC. The U.S. Food and Drug Administration (FDA) granted orphan drug designation to seladelpar for the treatment of PBC in November 2016. In December 2016, we initiated a dose-ranging Phase 2 study of seladelpar at lower daily doses of 5 and 10 mg in patients with PBC

In March 2016, we announced results from a Phase 2 clinical study evaluating seladelpar in 13 patients with homozygous familial hypercholesterolemia (HoFH), a rare, life-threatening, genetic disease characterized by marked elevations in plasma levels of low density lipoprotein (LDL-C) leading to severe atherosclerosis and the development of premature cardiovascular diseases. Five patients in this study experienced what we believe was a clinically meaningful maximal decrease in LDL-C of greater than 20% with three of them having decreases greater than 30%. Levels of human proprotein convertase subtilisin kexin 9 (PCSK9) increased during seladelpar treatment by an average of 43%. PCSK9 is a protein that targets degradation of low density lipoprotein receptor (LDL-R) on the surface of liver cells. Cell surface LDL-R regulates circulating levels of LDL-C and decreases in LDL-R are known to result in corresponding increases in LDL-C. This means that while seladelpar lowered LDL-C, it did so in the face of simultaneous increases in PSK9 elevations, the latter effect likely opposed the tendency of seladelpar to decrease LDL-C. This suggests that seladelpar should be tested for LDL-C lowering in HoFH patients as an add-on therapy to maximal conventional lipid lowering therapy and PCSK9 inhibitor therapy, since PCSK9 inhibitors could remove the confounding effect of PCSK9 elevation caused by seladelpar and hence lead to even greater reductions in LDL-C.

We also believe that seladelpar could have utility in the treatment of severe hypertriglyceridemia (SHTG) and the more prevalent, but high unmet need, indication of nonalcoholic steatohepatitis (NASH). We have obtained orphan-drug designations for seladelpar in PBC, HoFH and SHTG (Frederickson type I or V hyperlipoproteinemia).

Arhalofenate is being developed for the treatment of gout. Arhalofenate has been studied in five Phase 2 clinical trials in patients with gout and consistently demonstrated the ability to reduce gout flares and reduce serum uric acid (sUA). Gout flares are recurring and painful episodes of joint inflammation that are triggered by the presence of monosodium urate crystals that form because of elevated sUA levels. We believe the potential for arhalofenate to prevent or reduce flares while also lowering sUA could differentiate it from currently available treatments for gout and classify it as the first potential drug in what we believe could be a new class of gout therapy referred to as Urate Lowering Anti-Flare Therapy (ULAFT). Arhalofenate has established a favorable safety profile in clinical trials involving over 1,100 patients exposed to date. We have completed end of Phase 2 discussions with the FDA and scientific advice discussions with the EMA.

In late December 2016, we entered into an exclusive licensing agreement with Kowa Pharmaceuticals America, Inc. (Kowa) for the development and commercialization of arhalofenate in the U.S. (including all its possessions and territories). Under the terms of the agreement, we received an up-front payment of $5 million in January 2017, and will receive potential milestone payments of up to $10 million based on the initiation of specific development activities, and are eligible to receive up to an additional $190 million in payments based upon the achievement of specific development and sales milestones. We are also eligible to receive tiered, double digit royalties on future sales of arhalofenate products. Kowa will be responsible for all development and commercialization costs. We retain full development and commercialization rights for the rest of the world and intend to partner arhalofenate in geographies outside the U.S. and its possessions and territories.

Risks Associated with our Business

Our business is subject to numerous risks. You should read these risks before you invest in our common stock. In particular, our risks include, but are not limited to, the following, which are more fully set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 23, 2017, and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the SEC on May 11, 2017, which are incorporated by reference here:

•	We will need additional capital in the future to sufficiently fund our operations and research;

•	We depend on the success of our product candidates, in particular seladelpar, which is still under clinical development and we may not obtain regulatory approval or successfully commercialize this product candidate;

•	We are heavily dependent on our partner, Kowa Pharmaceuticals America, Inc., for the successful development, regulatory approval and commercialization of arhalofenate in the United States;

•	We have commenced testing of seladelpar in clinical studies for the indications which we are currently pursuing for seladelpar, including Primary Biliary Cholangitis (PBC) and homozygous familial hypercholesterolemia (HoFH). If seladelpar does not demonstrate safety or efficacy in the treatment of any of these indications, or if the benefits of treatment with seladelpar do not outweigh the risks, our ability to successfully develop and commercialize seladelpar may be adversely affected

•	Our product candidates may cause adverse effects or have other properties that could delay or prevent their regulatory approval or limit the scope of any approved label or market acceptance;

•	We rely on third-party manufacturers to produce our preclinical and clinical drug supplies, and we intend to rely on third parties to produce commercial supplies of any approved product candidates;

•	We rely on limited sources of supply for the drug substance for seladelpar, and any disruption in the chain of supply may cause delay in developing and commercializing of seladelpar;

•	If we are unable to obtain or protect intellectual property rights related to our products and product candidates, we may not be able to compete effectively in our market; and

•	Our stock price may be volatile, and our stockholders’ investment in our stock could decline in value.

Corporate Information

CymaBay Therapeutics, Inc., was incorporated under the laws of the State of Delaware on October 5, 1988, originally under the name Transtech Corporation. Our executive offices are located at 7999 Gateway Blvd., Suite 130 Newark, CA 94560. The telephone number at our executive office is (510) 293-8800. Our corporate website address is www.cymabay.com. We do not incorporate the information contained on, or accessible through, our website into this prospectus, and you should not consider it part of this prospectus.

As used in this prospectus, “CymaBay,” “we,” “us,” and “our” refer to CymaBay Therapeutics, Inc. and its subsidiaries taken as a whole. The word trademark “CymaBay” is registered on the Principal Register of the United States Patent and Trademark Office. This prospectus also contains trademarks and trade names of other companies, and those trademarks and trade names are the property of their respective owners. We do not intend our use or display of other companies’ trademarks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies or products.

We are an “Emerging Growth Company”

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an “emerging growth company,” we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	reduced disclosure about our executive compensation arrangements;

•	omitted compensation discussion and analysis;

•	no requirement that we solicit non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We intend to take advantage of the reduced disclosure obligations.

Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an emerging growth company can elect to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards, and, therefore, are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We could remain an emerging growth company until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period and (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act. At this time we expect to remain an “emerging growth company” for the foreseeable future.

CymaBay also qualifies as a “smaller reporting company” and thus has the advantage of not being required to provide the same level of disclosure as larger public companies.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination, up to a total dollar amount of $100,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common stock, preferred stock and/or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity date, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. In this prospectus, we have summarized certain general features of the common stock under “Description of Capital Stock — Common stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock — Preferred stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee.

In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Use of Proceeds

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital, capital expenditures and other general corporate purposes. See “Use of Proceeds” in this prospectus.

NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “CBAY.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NASDAQ Capital Market or other securities exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our expectations with respect to the clinical development of seladelpar and our other product candidates, our clinical trials and the regulatory approval process;

•	statements regarding the steps, timing and costs of our development programs;

•	any projections of earnings, revenue, sufficiency of cash resources or other financial items;

•	the plans and objectives of management for future operations;

•	the availability of additional financing and access to capital;

•	the formation of a trading market for our common stock;

•	discussions and approvals of regulatory agencies; and

•	the period of time for which we will be able to fund our operations.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital, capital expenditures and other general corporate purposes, which may include costs of funding future acquisitions or for any other purpose we describe in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. A description of material terms and provisions of our certificate of incorporation and bylaws affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to our certificate of incorporation and the bylaws.

Common stock

Voting Rights. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. The certificate of incorporation and by-laws do not provide for cumulative voting rights in connection with election of directors unless, at the time of such election, CymaBay is subject to Section 2115(b) of the California General Corporation Law. The affirmative vote of holders of 66 2/3% of the voting power of all of the then-outstanding shares of capital stock, voting as a single class, will be required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to amending our amended and restated bylaws, and removal of directors.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of outstanding shares of common stock may receive dividends, if any, as may be declared from time to time by the Board of Directors out of legally available funds. CymaBay has never issued a dividend on shares of its common stock and has no intention to do so in the future.

Liquidation. In the event of liquidation, dissolution or winding up of CymaBay, the assets legally available for distribution shall be distributed ratably to the holders of shares of common stock and preferred stock, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences. Holders of common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that CymaBay may designate and issue in the future.

Fully Paid and Nonassessable. All outstanding shares of common stock are fully paid and nonassessable.

Preferred stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by the company’s stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, discouraging or preventing a change in control of CymaBay and may adversely affect the market price of CymaBay’s common stock and the voting and other rights of the holders of common stock.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if applicable;

•	the provisions for a sinking fund, if applicable;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Anti-takeover effects of provisions of our certificate of incorporation and bylaws and Delaware law

Certificate of incorporation and bylaws. Our amended and restated certificate of incorporation and amended and restated bylaws, include a number of provisions that may deter or impede hostile takeovers or changes of control or management. These provisions include:

Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to make it more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Board of directors vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

Stockholder action; special meetings of stockholders. Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. Stockholders will not be permitted to cumulate their votes for the election of directors unless required by applicable law. Our amended and restated bylaws provide that only the chairman of our board of directors, chief executive officer or a majority of our board of directors may call special meetings of our stockholders.

Advance notice requirements for stockholder proposals and director nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may make it more difficult for our stockholders to bring matters before our annual meeting of stockholders or to nominate directors at annual meetings of stockholders.

CymaBay designed these provisions to enhance the likelihood of continued stability in the composition of our board of directors and its policies, to discourage certain types of transactions that may involve an actual or threatened acquisition of us, and to reduce our vulnerability to an unsolicited acquisition proposal. We also designed these provisions to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in a business combination with any interested stockholder for a period of three years following the date the person became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers and (b) pursuant to employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

Section 203 of the DGCL defines an “interested stockholder” as an entity or person who, together with the entity’s or person’s affiliates and associates, beneficially owns, or is an affiliate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation. A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation. We have not opted out of these provisions, which may as a result, discourage or prevent mergers or other takeover or change of control attempts of us.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement related to that series.

Listing on the NASDAQ Capital Market

Our common stock is listed on the NASDAQ Capital Market the symbol “CBAY”. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other exchange of the preferred stock covered by such prospectus supplement.

Warrants

As of March 31, 2017, we had warrants outstanding and exercisable for 1,667,398 shares of our common stock. Below is a discussion of the issuance history of our warrants.

On September 30, 2013, October 31, 2013 and January 24, 2014, we entered into agreements to issue warrants exercisable for 1,326,998 shares of our common stock (the “Financing Warrants”). The Financing Warrants are exercisable for a period of five (5) years from the issuance dates, at an exercise price of $5.75 per share. The exercise prices for such Financing Warrants may be adjusted in the event of any recapitalization, reclassification, exchange, or subdivision of our outstanding shares of Common Stock. In the event we declare and pay a dividend or other distribution on the shares of our common stock, then the holder of the Financing Warrants shall be entitled to receive such dividends or distributions to the same extent as if the holder had exercised the Financing Warrant and held common stock. In the event of an acquisition or change (a “Major Transaction”) of control of CymaBay, the proceeds payable to the holder of a Financing Warrant shall be determined as more completely described in Note 8 of our annual financial statements on Form 10-K incorporated by reference in this prospectus. Furthermore, we may be subject to liquidated damages in the event of certain “Events of Failure” including failure to deliver shares upon exercise of the Financing Warrants, failure to remove a restrictive legend from a Financing Warrant or the underlying shares, or failure to affect a transfer of a Financing Warrant. We may be subject to liquidated damages in connection with any Event of Failure in the form of cash payments or issuance of shares of common stock in connection with any such Event of Failure, each as determined by the Black-Scholes Option Pricing Model. We may be subject to additional liquidated damages in the event of certain “Events of Default” including Events of Failure that are not cured within the requisite periods or in the event we fail to provide for appropriate payments to the holders of Financing Warrants in connection with a Major Transaction. We may be subject to liquidated damages or early mandatory termination of the Financing Warrant in connection with any Event of Default in the form of cash payments or issuance of shares of common stock in full satisfaction of the Financing Warrants, each as determined by the Black-Scholes Option Pricing Model. CymaBay further issued warrants exercisable for 414,790 shares of its common stock to NSC in its capacity as placement agent in the 2013 financing under the same terms and conditions as the Financing Warrants.

On September 30, 2013, we issued warrants to purchase an aggregate of 121,739 shares of common stock to SVB and Oxford, as partial consideration for SVB and Oxford entering into a $10,000,000 credit facility with CymaBay (the “Bank Warrants”). The Bank Warrants are exercisable for a period of seven (7) years from September 30, 2013, at an exercise price of $5.00 per share. The exercise prices for such Bank Warrants may be adjusted in the event of any recapitalization, reclassification, exchange, or subdivision of our outstanding shares of common stock. In the event CymaBay was to declare and pay a dividend or other distribution on the shares of its common stock, then upon exercise of the Bank Warrants, the holder shall be entitled to receive, without additional cost to the holder, the total number and kind of securities and property which the holder would have received had holder owned the shares of record as of the date the dividend or distribution occurred. In the event of any merger or acquisition of CymaBay, the holder of any Bank Warrant is obligated to exercise the Bank Warrant prior to the consummation of such merger or acquisition and the Bank Warrant shall expire immediately prior to the consummation of such merger or acquisition, unless the consideration to be paid to the holders of our common stock is something other than cash or marketable securities, in which case any successor entity to CymaBay shall be obligated to assume the Bank Warrants

On August 7, 2015, we issued warrants to purchase an aggregate of 114,436 shares of common stock to SVB and Oxford, as partial consideration for SVB and Oxford entering into a $15,000,000 credit facility with CymaBay (the “Bank Warrants”). The Bank Warrants are exercisable for a period of ten (10) years from August 7, 2015, at an exercise price of $2.84 per share. The exercise prices for such Bank Warrants may be adjusted in the event of any recapitalization, reclassification, exchange, or subdivision of our outstanding shares of common stock. In the event CymaBay was to declare and pay a dividend or other distribution on the shares of its common stock, then upon exercise of the Bank Warrants, the holder shall be entitled to receive, without additional cost to the holder, the total number and kind of securities and property which the holder would have received had holder owned the shares of record as of the date the dividend or distribution occurred. In the event of any merger or acquisition of CymaBay, the holder of any Bank Warrant is obligated to exercise the Bank Warrant prior to the consummation of such merger or acquisition and the Bank Warrant shall expire immediately prior to the consummation of such merger or acquisition, unless the consideration to be paid to the holders of our common stock is something other than cash or marketable securities, in which case any successor entity to CymaBay shall be obligated to assume the Bank Warrants.

Registration Rights

As of March 31, 2017, holders of a substantial number of shares of CymaBay’s common stock, and holders of warrants to purchase a substantial number shares of CymaBay’s common stock, have the right to require CymaBay to register with the SEC the shares of common stock and the shares of common stock issuable upon exercise of such warrants held by those holders so that those shares of common stock may be publicly resold, or, in the event any such registration statement is effective, to include those shares in any registration statement CymaBay files.

Resale Registration Statement. Pursuant to CymaBay’s Registration Rights Agreement, dated September 30, 2013, as amended, entered into in connection with the 2013 financing (the “Registration Agreement”), CymaBay was obligated to file a resale registration statement (the “Resale Registration Statement”) with the SEC to register the Shares, Warrant Shares and Conversion Shares (each as defined in the Registration Agreement). CymaBay filed and caused to become effective its Resale Registration Statement on December 24, 2013. In the event CymaBay fails to keep such Resale Registration Statement effective during the period required for such registration statement, then CymaBay shall pay to each holder of such affected registrable securities liquidated damages in an amount in cash equal to 1.5% of the aggregate purchase price paid by such holder for such registrable securities required to be included in such registration statement per month, provided that the amount of such liquidated damages paid to each holder may not exceed more than 25% of the aggregate purchase price paid by such holder for such registrable securities.

“Piggyback” Registration Rights. If CymaBay registers any securities for public sale (other than any registration statement relating to any employee benefit plan, any corporate reorganization or stock issued upon conversion of debt securities), holders of registrable securities under the Registration Agreement shall have the right to include their shares in the registration statement in the event the Resale Registration Statement is not effective at the time of such public sale by CymaBay. The underwriters of any underwritten offering will have the right to limit the number of shares having registration rights to be included in the registration statement.

Expenses of Registration. CymaBay will pay all expenses relating to all registrations and piggyback registrations provided for under the terms of the Registration Agreement.

Termination of Registration Rights. All registration rights described above shall terminate and be of no further force and effect at such time that all holders can sell their registrable securities under Rule 144 (1) without limitations as to volume of sales, method of sale requirements or notice requirements and (2) without the requirement for us to be in compliance with the current public information requirement under Rule 144(c)(1).

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;

•	the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities, and the depositary for such global security or securities;

•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•	additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may may consist of warrants to purchase common stock, preferred stock or debt securities and be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the NASDAQ Capital Market engage in passive market making transactions in the common stock on the NASDAQ Capital Market accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP, Palo Alto, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35318):

•	our Annual Report on Form 10-K for the year ended December 31, 2016, which was filed on March 23, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which was filed on May 11, 2017;

•	our Current Reports on Form 8-K which were filed on January 5, 2017, January 24, 2017, February 3, 2017, March 29, 2017, May 3, 2017, and June 5, 2017; and

•	the description of our common stock in our registration statement on Form 8-A filed with the SEC on June 16, 2014.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

CymaBay Therapeutics, Inc.

7999 Gateway Blvd., Suite 130

Newark, CA 94560

(510) 293-8800

Attn: Secretary

10,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Leerink Partners	Piper Jaffray	Cantor Fitzgerald & Co.

                    , 2017